UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 28, 2026

Date of Report (Date of earliest event reported)

MUNCY COLUMBIA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-19028	23-2254643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1199 Lightstreet Road

Bloomsburg, PA 17815

(Address of principal executive offices)

570-784-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 28, 2026, Journey Bank (the “Bank”), the wholly-owned subsidiary of Muncy Columbia Financial (the “Company”), entered into an Asset Purchase and Interim Servicing Agreement (the “Agreement”) with RCF II Loan Acquisition, LP (the “Purchaser”) and Raymond James Mortgage Company, Inc. (the “Facilitator”), pursuant to which the Bank agreed to sell a portfolio of 82 individual delinquent, nonperforming or reperforming 1-4 family residential mortgage loans. The purchase price was approximately $9.1 million and was paid in cash. The outstanding principal balance of the loans was approximately $9.8 million. The resulting pretax charge of approximately $0.7 million will be recognized during the quarter ending March 31, 2026. The Agreement contains customary representations, warranties, covenants, repurchase obligations and indemnification provisions.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit Number	Description

10.1*	Asset Purchase and Interim Servicing Agreement, dated January 28, 2026

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

* The schedules and attachments to this exhibit have been omitted in accordance with the instructions to Form 8-K. The Company agrees to furnish a copy of any omitted schedule to the U.S. Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 29, 2026	Muncy Columbia Financial Corporation

	By:	/s/ Joseph K. O’Neill, Jr.
	Name:	Joseph K. O’Neill, Jr.
	Title:	Executive Vice President and Chief Financial Officer